UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BUY.COM INC.

(Exact name of registrant as specified in its charter)

DELAWARE	33-0816584
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

85 ENTERPRISE, SUITE 100, ALISO VIEJO, CALIFORNIA	92656
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable.	Not Applicable.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☑

Securities Act registration statement file number to which this form relates: 333-122265 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001 PER SHARE

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Buy.com Inc., a Delaware corporation (the “Registrant”). The description of the Common Stock to be registered hereunder set forth under the caption “Description of Capital Stock” beginning at page 79 of the Registrant’s Registration Statement on Form S-1, File No. 333-122265, filed with the Securities and Exchange Commission, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by this reference in response to this item.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number		Exhibit Description
3.1	*	Form of Amended and Restated Certificate of Incorporation of the Registrant.

3.2	*	Form of Amended and Restated Bylaws of the Registrant.

3.3	*	Certificate of Incorporation of the Registrant, as amended.

3.4	*	Bylaws of the Registrant.

4.1	*	Specimen common stock certificate.

*	Incorporated by reference to the exhibit of the same number in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-122265).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)	BUY.COM INC.

Date	December 12, 2005

By	/s/ SCOTT A. BLUM
Scott A. Blum, Chairman of the Board and Chief Executive Officer